                                                                    Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the registration statements of Envirogen, Inc. on Form S-8 (File 333-09267), Form S-8 (File No. 33-54708), Form S-3 (File No. 333-12883), Form S-3 (File No. 333-6991), Form S-3 (File No. 33-
78982) and Form S-3 (File No. 333-34021) of our report dated February 15, 2000, on our audit of the consolidated financial statements and financial statement schedule of Envirogen, Inc. as of December 31, 1999 and for the year ended December 31, 1999, which report is included in this Annual Report on Form 10-K.



                                              Ernst & Young LLP


MetroPark, New Jersey
March 27, 2000

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